UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

Diego Pellicer Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-189731	33-1223037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9030 Seward Park Ave S. #501, Seattle, WA 98118

Registrant’s telephone number, including area code: (516) 900-3799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events).

(a) Notice of intent to convert note to common stock.

On or about September 23rd, 2017, Diego Pellicer Worldwide, Inc. (the “Company”) received notices from various note holders of their intention to convert the outstanding notes to common stock of the company. The company had a total of $ 3,244,342.99 in convertible notes as of June 30, 2017. The company received notice to convert $ 2,123,676.00 of convertible debt through the specific conversion feature of the note. Under the conversion feature, one note holder would receive approximately 42,337,144 shares of common stock at the current conversion factor of $0.0395 per share. The other note holder would receive approximately 13,043,894 shares of common stock. This represents about 55 million shares of common stock issued for the extinguishment of $2,123,667 of debt for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diego Pellicer Worldwide, Inc.

Date: September 25, 2017	By:	/s/ Ron Throgmartin
Ron Throgmartin
Chief Executive Officer